Exhibit 5.1

100 Peabody Place

Memphis, TN 38103

(901) 543-5900

May 9, 2025

Whitestone REIT

2600 South Gessner, Suite 500

Houston, Texas 77063

Re: Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Whitestone REIT, a Maryland real estate investment trust (the “Company”), in connection with its filing on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) of the a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration and proposed sale of up to $750,000,000 in aggregate amount of one or more series of the following securities of the Company (collectively, the “Securities”): (i) common shares of beneficial interest, $0.001 par value per share (“Common Shares”); (ii) preferred shares of beneficial interest, $0.001 par value per share (“Preferred Shares”); (iii) depositary receipts representing fractional interests in Preferred Shares (the “Depositary Shares”); and (iv) subscription rights to purchase Common Shares, Preferred Shares and Depositary Shares (the “Subscription Rights”). The Securities may be sold from time to time and on a delayed or continuous basis as set forth in the prospectus that forms a part of the Registration Statement, and as to be set forth in one or more supplements to such prospectus. In connection with the Registration Statement, you have requested our opinion with respect to the matters set forth below.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed relevant and necessary to form a basis on which to render the opinions hereinafter expressed. In such examination, we have assumed the legal capacity of all natural persons, the legal power and authority of all persons signing on behalf of other parties, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed, digitally scanned or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto other than the Company had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, public officials and others. We have not independently verified such factual matters.

In expressing the opinions set forth below, we have assumed that:

1.

the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of trustees of the Company (the “Board of Trustees”) of the Company or a duly authorized committee thereof (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Articles of Amendment and Restatement of the Company (as amended and supplemented from time to time, the “Charter”), and bylaws, as amended, and applicable provisions of Maryland law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities and such Board Action shall remain in effect and unchanged at all times during which such Securities are offered by the Company;

Whitestone REIT

May 9, 2025

2.

at the time of offer, issuance and sale of any Securities, the Registration Statement, and any other required post-effective amendments thereto, will be effective under the Act, any required prospectus supplement with respect to such Securities will have been delivered and filed with the Commission and no stop order suspending its effectiveness will have been issued and remain in effect;

3.

all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

4.

prior to the issuance of any Securities, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

5.	the Securities will not be issued in violation of the ownership limitations contained in the Charter;

6.

upon the issuance of Common Shares, including Common Shares that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Shares, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Charter;

7.

upon the issuance of Preferred Shares or Depositary Shares, including Preferred Shares deposited in connection with the issuance of any Depositary Shares and Preferred Shares that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Shares, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Charter, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Charter, and prior to any issuance of Preferred Shares, any required articles supplementary with respect to such Preferred Shares shall be filed for recordation with the appropriate governmental authorities;

8.

any Depositary Shares will be issued under a deposit agreement (“Deposit Agreement”) between the Company and the financial institution identified therein as depositary (“Depositary”) and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) in accordance with applicable law and so as not to result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Charter and bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and the depositary receipts will be duly executed and delivered on behalf of the Company by the depositary pursuant to any applicable deposit agreement;

Whitestone REIT

May 9, 2025

9.

any Subscription Rights associated with the Common Shares, Preferred Shares or Depositary Shares will be issued under one or more rights agreements (“Subscription Rights Agreement”), each to be between the Company and a financial institution identified therein as rights agent;

10.	any Securities convertible into or exercisable for any other Securities will be duly converted or exercised in accordance with their terms;

11.	certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned;

12.

the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement, purchase agreement, distribution agreement or similar agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement;

13.	the laws of the State of New York will be the governing law under any Deposit Agreement or Subscription Rights Agreement;

14.	the Company will remain a Maryland corporation in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”); and

15.

none of the issuance and delivery of such Securities, the compliance by the Company with the terms of such Securities, nor any action taken in connection with the foregoing, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion letter that any Trustee, Depositary or subscription agent (“Subscription Agent”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Trustee, Depositary or Subscription Agent will be duly qualified to engage in the activities contemplated by such Deposit Agreement or Subscription Rights Agreement, as applicable; that such Deposit Agreement or Subscription Rights Agreement, as applicable, will have been duly authorized, executed and delivered by such Trustee, Depositary or Subscription Agent, as applicable, and will constitute the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms; that such Trustee, Depositary or Subscription Agent will be in compliance with respect to performance of its obligations under such Deposit Agreement or Subscription Rights Agreement, as applicable, with all applicable laws and regulations; and that such Trustee, Depositary or Subscription Agent will have the requisite organizational and legal power and authority to perform its obligations under such Deposit Agreement or Subscription Rights Agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the federal laws of the United States and the laws of the States of Maryland and New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Whitestone REIT

May 9, 2025

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

a.

Any Common Shares, when (i) the terms of their issuance and sale, and all related matters, have been duly authorized and established by Board Action and (ii) such Common Shares have been duly delivered to the purchasers thereof upon the payment of the consideration therefor (which consideration is not less than the par value of the Common Shares), will be validly issued, fully paid and non-assessable. The Common Shares covered by the opinion in this paragraph include any Common Securities.

b.

Any Preferred Shares, when (i) the terms of the series of such Preferred Shares and of their issuance and sale, and all related matters, have been duly authorized and established by Board Action and the Preferred Filings have been completed, and (ii) certificates in the form required under Maryland law representing such Preferred Shares have been executed and countersigned, and duly delivered to the purchasers thereof upon the payment of the consideration therefor (which consideration is not less than the par value of the Preferred Shares), will be validly issued, fully paid and non-assessable. The Preferred Shares covered by the opinion in this paragraph include any Preferred Securities and any Preferred Shares that may be represented by Depositary Shares or Rights.

c.

Any Depositary Shares, when (i) the terms of the Depositary Shares, of any contract governing or establishing the terms of the Depositary Shares, of the related series of Preferred Shares represented by the Depositary Shares and of the issuance and sale of such Depositary Shares and such related series of Preferred Shares, and all related matters, have been duly authorized and established by Board Action and the Preferred Filings have been completed, (ii) any contract governing or establishing the terms of the Depositary Shares has been duly authorized, executed and delivered by the Company, (iii) the shares of the related series of Preferred Shares represented by the Depositary Shares have been duly delivered to the applicable depositary, and (iv) depositary receipts evidencing the Depositary Shares have been duly executed by the Company and countersigned by the applicable depositary against deposit of shares of the related series of Preferred Shares represented by the Depositary Shares in accordance with the terms of any contract governing or establishing the terms of the Depositary Shares and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding interests in shares of the related series of Preferred Shares represented by the Depositary Shares and will entitle the holders thereof to the rights specified in any contract governing or establishing the terms of the Depositary Shares, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

d.

Upon Board Action and the due execution and delivery of a rights agreement relating to the Subscription Rights on behalf of the Company and the rights agent named therein, the Subscription Rights will be duly authorized.

The opinions expressed above with respect to the valid and binding nature of obligations may be limited by the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law); (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy. The opinions rendered herein do not include opinions with respect to compliance with laws relating to permissible rates of interest.

Whitestone REIT

May 9, 2025

This opinion is furnished to you in connection with the Registration Statement and may not be relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated. This opinion is given as of the date hereof, and we assume no obligation to advise you of any changes in applicable law or any facts or circumstances that come to our attention after the date hereof that may affect the opinions contained herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.” In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act, or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Bass, Berry & Sims PLC